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Exhibit 10.2


                          PATENT ACQUISITION AGREEMENT

This Patent Acquisition Agreement (this "Agreement") is made and entered into this 1st day of July, 2000, by and among Lindell Bradley, M.D., an individual with an address at 330 Mayacamas Court, Sparks, Nevada 89436 ("Bradley"), Thang-Quang Nguyen, an individual with an address at 330 Mayacamas Court, Sparks, Nevada 89436 ("Nguyen", and together with Bradley, "Sellers"), and Cardiac Science, Inc., a Delaware corporation, located at 16931 Millikan Avenue, Irvine, California 92606 ("Cardiac").

                              W I T N E S S E T H :

WHEREAS, Sellers are the owners by assignment of U.S. Patent 4,576,170, "Heart Monitor and Defibrillator Device," issued March 18, 1986, a copy of which is attached hereto as Exhibit A (the "Patent");

WHEREAS, Sellers desire to sell the Patent to Cardiac, and Cardiac desires to purchase the Patent from the Sellers, in consideration for an aggregate of 165,000 shares (the "Shares") of Cardiac's common stock, par value $0.001 per share (the "Common Stock");

NOW, THEREFORE, for good and valuable consideration as described herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. PURCHASE OF PATENT. Sellers hereby sell, assign, and transfer to Cardiac, and Cardiac hereby purchases from Sellers, all of the right, title, and interest in and to the Patent and any continuations, continuations in part, divisional, reexaminations, reissues, or foreign counterparts or equivalents thereof.

2. CONSIDERATION; DELIVERY OF CERTIFICATE. As full consideration for the purchase of the Patent, Cardiac hereby sells, transfers, and assigns the Shares to Bradley. Concurrently with the execution and delivery of this Agreement, Cardiac is delivering to Bradley a stock certificate evidencing the Shares, which certificate shall be in definitive form and registered in the name of Bradley.

3. REPRESENTATIONS AND WARRANTIES. Bradley represents, warrants, and covenants to Cardiac as follows:

          a. BRADLEY'S INDEPENDENT INVESTIGATION. Bradley, in acquiring the Shares hereunder, has relied solely upon an independent investigation made by him and his representatives, if any. Prior to the date hereof, Bradley has been given the opportunity to ask questions of, and receive answers from, representatives of Cardiac. He also has been given access to and the opportunity to examine all books and records of Cardiac, and all material contracts and documents of Cardiac which have been filed as exhibits to Cardiac's filings made under the Securities Act of 1933, as amended (the "Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In making his investment decision to purchase the Shares, Bradley is not relying on any oral or written representations or assurances from Cardiac or any

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other person other than as set forth in this Agreement. Bradley has received and reviewed Cardiac's Annual Report on Form 10-K for the year ended December 31, 1999 and Cardiac's Form 10-Q for the quarter ended March 31, 2000.

          b. ACCREDITED INVESTOR; INVESTMENT KNOWLEDGE. Bradley is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Act. He has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks, merits, and suitability of his investment in Cardiac. He is knowledgeable about the affairs of Cardiac.

          c. SELLER'S ECONOMIC RISK. Bradley understands and acknowledges that the purchase of the Shares involves a high degree of risk. He acknowledges that there are limitations on the liquidity of the Shares. Bradley is able to bear the economic risk of his investment, including a possible total loss of investment. He has adequate means of providing for his current needs and contingencies, and he is able to afford to hold the Shares for an indefinite period. Further, Bradley has no present need for liquidity in the Shares and he is willing to accept such investment risks.

          d. NO GOVERNMENT RECOMMENDATION OR APPROVAL. Bradley understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of Cardiac or the purchase of the Shares.

          e. COMPANY'S RELIANCE ON REPRESENTATIONS OF SELLERS. Bradley understands that the Shares are being offered and sold to him in reliance on specific exemptions from the registration requirements of U.S. securities laws, and that Cardiac is relying upon the truth and accuracy of his representations, warranties, agreements, acknowledgments, and understandings set forth herein in order to determine the applicability of such exemptions and his suitability to acquire the Shares.

          f. SHARES NOT REGISTERED UNDER THE ACT OR STATE ACTS. Bradley understands that (i) the offer and sale of the Shares have not been registered under the Act or applicable state securities laws ("State Acts"), and are being offered and sold pursuant to Regulation D based in part upon the representations of Bradley contained herein, (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Act and State Acts, or is made pursuant an exemption from such registration; (iii) the certificate evidencing the Shares shall bear a legend to such effect, and (iv) Cardiac will make a notation on its transfer books to such effect.

          g. INVESTMENT INTENT. Bradley is acquiring the Shares for his own account for investment, not as a nominee and not with a view to the distribution thereof. Bradley has no present plan or intention to sell the Shares at any predetermined time, and has made no predetermined arrangements to sell the Shares.

          h. POWER AND AUTHORITY. Each Seller has the full power and authority to execute, deliver, and perform this Agreement. This Agreement, when executed and delivered by each Seller, will constitute a valid and legally binding obligation of such Seller, enforceable in accordance with its terms.

          i. NO TAX ADVICE FROM COMPANY OR ITS AGENTS. Bradley has had an opportunity to review with his own tax advisors the foreign, federal, state and local tax consequences of this investment,

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and the transactions contemplated by this Agreement. Bradley is relying solely on such advisors and not on any statements or representations of Cardiac or any of its agents and understands that Bradley (and not Cardiac) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

          j. NO LEGAL ADVICE FROM COMPANY OR ITS AGENTS. Bradley acknowledges that he has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his own legal counsel. Bradley is relying solely on such counsel and not on any statements or representations of Cardiac or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement, except for representations, warranties and covenants set forth herein.

          k. NO SCHEME TO EVADE REGISTRATION. Bradley's acquisition of Shares is not a transaction (or any element of a series of transactions) that is part of a plan or scheme to evade the registration provisions of the Act.

     4.   RESALES OF SHARES; LEGENDS.

          a. RESALES OF SHARES. Bradley acknowledges, covenants, and agrees that he may not and will not resell the Shares unless such resale is made pursuant to an exemption from registration under the Act and State Acts, or pursuant to an effective and current registration statement under the Act and State Acts. Bradley shall cause any transferee of the Shares to execute, prior to any such transfer, an agreement containing provisions substantially similar to Sections 4, 5, and 6 hereof.

          b. LEGEND. To insure compliance with the provisions of the Act and State Acts, the Shares shall bear a legend (the "Restrictive Legend") substantially as follows:

          "THE ISSUANCE OF THE SECURITIES EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS ("STATE ACTS"). THE SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED UNLESS SUCH OFFERS, SALES, AND TRANSFERS ARE REGISTERED UNDER THE ACT AND STATE ACTS, OR ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS."

          c. REMOVAL OF LEGEND.

               (i) The Restrictive Legend may be removed (and the restrictions on the transferability of the Shares shall terminate) when (1) the sale of the Shares has been registered under the Act and State Acts, and the Shares have been sold by the holder thereof in accordance with such registration, (2) a written opinion to the effect that such restrictions are no longer required or necessary under any federal or state securities law or regulation has been received from counsel for the holder thereof (provided that such counsel, and the form and substance of such opinion, are reasonably satisfactory to Cardiac) or counsel for Cardiac, (3) the Shares have been sold without registration under the Act in compliance with Rule 144 or Rule 144A promulgated under the Act, (4) Cardiac is reasonably satisfied that

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the holder of the Shares, in accordance with the terms of Subsection (k) of Rule
144 or of Rule 144A promulgated under the Act, shall be entitled to sell the Shares pursuant to such Subsection, or (5) a letter or an order has been issued to the holder thereof by the staff of the Securities and Exchange Commission
(the "Commission") stating that no enforcement action shall be recommended by such staff or taken by the Commission if the Shares are transferred without registration under the Act in accordance with the conditions set forth in such letter or order and such letter or order specifies that no subsequent restrictions on transfer are required.

               (ii) Whenever the restrictions imposed by this Section 5 shall terminate as hereinabove provided, the holder of a certificate representing any of the Shares then outstanding as to which such restrictions shall have terminated shall be entitled to receive from Cardiac, without expense to such holder, one or more new certificates for Shares not bearing the restrictive legend set forth in Section 4b.

     5. LOCK-UP AGREEMENT. Bradley hereby covenants and agrees that for a period of 27 months from the date hereof, he will not, without the prior written consent of Cardiac, directly or indirectly offer, sell (including any short sale), assign, grant any option for the sale of, acquire any option to dispose of, or otherwise dispose of, any of the Shares.

     6. MODIFICATIONS. This Agreement cannot be altered, amended, or modified in any way, except by a writing signed by the parties hereto.

     7. BINDING EFFECT; GOVERNING LAW. This Agreement shall be binding upon the parties hereto and their respective successors, heirs, and assigns. This Agreement shall be governed by and construed in accordance with the internal laws, notwithstanding any conflict of laws provisions, of the State of California.

     8. NOTICES. Any notice, demand, or request required or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, by overnight courier, or by registered or certified mail, return receipt requested, or by facsimile or other standard form of telecommunication, to the parties at their respective addresses set forth above (or at such other address as a party may specify by notice to the others).

     9. EXECUTION IN COUNTERPARTS PERMITTED. This Agreement may be executed by facsimile in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     10. SURVIVAL; SEVERABILITY. The representations and warranties contained herein shall survive the closing of the sale of the Patent. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement, to the extent permitted by law, shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.



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IN WITNESS WHEREOF, the undersigned executed this Agreement this 1st day of
July, 2000.


                           CARDIAC SCIENCE, INC.

                                             By:
                                                --------------------------


                                             -----------------------------
                                             LINDELL BRADLEY, M.D.


                                             -----------------------------
                                             THANH-QUANG NGUYEN